UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2013

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2013, Gulfport Energy Corporation (“Gulfport”) entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement relates to the public offering (the “Gulfport Offering”) of 6,500,000 shares of Gulfport’s common stock at a public offering price of $56.75 per share. Pursuant to the Underwriting Agreement, the underwriters were granted a 30-day option to purchase a maximum of 975,000 additional shares of the Company’s common stock from Gulfport at the public offering price (less the underwriting discount), which option was exercised in full by the underwriters on November 12, 2013. Gulfport intends to use the net proceeds from the Gulfport Offering for general corporate purposes, which may include expenditures associated with its 2014 drilling program and additional acreage acquisitions in the Utica Shale. The Gulfport Offering closed on November 13, 2013. The Underwriting Agreement contains customary representations, warranties and agreements of Gulfport and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Gulfport of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The offering was made pursuant to Gulfport’s effective automatic shelf registration statement on Form S-3 (File No. 333-192113), filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2013 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on November 6, 2013, a preliminary prospectus supplement, filed with the SEC on November 6, 2013, and a final prospectus supplement, filed with the SEC on November 8, 2013 (collectively, the “Prospectus”).

Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Gulfport and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 7, 2013, Gulfport issued a press release announcing the pricing of the shares of its common stock in the Gulfport Offering described under Item 1.01 above. On November 6, 2013, Gulfport also entered into an underwriting agreement for the sale, in an underwritten public offering (the “Diamondback Offering”), of 2,000,000 shares of common stock of Diamondback Energy, Inc. (“Diamondback”) held by it. The underwriters in the Diamondback Offering also have an option to purchase up to an additional 300,000 shares of Diamondback common stock from Gulfport. The Diamondback Offering closed on November 13, 2013. A copy of the press release regarding the Gulfport Offering and the Diamondback Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

In connection with the Gulfport Offering, Gulfport is filing a legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

1.1*	Underwriting Agreement, dated November 6, 2013, by and between Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1**	Press release, dated November 7, 2013, entitled “Gulfport Energy Corporation Announces Pricing of Its Common Stock Offering and Its Offering of Shares of Diamondback Energy Common Stock.”

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: November 13, 2013	By:	/s/ MICHAEL G. MOORE
Michael G. Moore President and Chief Financial Officer

Exhibit Index

Number	Exhibit

1.1*	Underwriting Agreement, dated November 6, 2013, by and between Gulfport Energy Corporation and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

99.1**	Press release, dated November 7, 2013, entitled “Gulfport Energy Corporation Announces Pricing of Its Common Stock Offering and Its Offering of Shares of Diamondback Energy Common Stock.”

*	Filed herewith.
**	Furnished herewith.